Exhibit (g)(2)

                                   Appendix B
                                Custody Agreement
                        Effective AS OF February 1, 2007

Name of Fund:

Diversified Money Market Fund
U.S. Government Money Market Fund
100% U.S. Treasury Money Market Fund
California Tax- Free Money Market Fund
California Intermediate Tax- Free Bond Fund
National Intermediate Tax-Free Bond Fund
Bond Fund
Short Term Bond Fund
Income Plus Allocation Fund
Growth & Income Allocation Fund
Capital Growth Allocation Fund
Diversified Equity Allocation Fund
Balanced Fund Core Equity Fund
Large Cap Value Fund (formerly, the Income Equity Fund)
Value Momentum Fund
Large Cap Growth Fund
International Opportunities Fund
Small Cap Value Fund
Small Cap Growth Fund
Cognitive Value Fund
Enhanced Growth Fund
Small Cap Advantage Fund


HIGHMARK FUNDS                                UNION BANK OF CALIFORNIA

By: /s/ Greg Knopf                            By: /s/ Margaret Bond
   --------------------------------              --------------------------
Name: Greg Knopf                              Name: Margaret Bond
     ------------------------------                ------------------------
Title: Vice President and Assistant           Title: Vice President
      -----------------------------                 -----------------------
          Secretary
         ----------
                                              UNION BANK OF CALIFORNIA

                                              By: /s/ Moon Shil Lee
                                                 --------------------------

                                              Name: Moon Shil Lee
                                                   ------------------------

                                              Title: Vice President
                                                    -----------------------